Exhibit 10.8

THIS SECURED CONVERTIBLE PROMISSORY NOTE IS ISSUED IN EXCHANGE FOR (WITHOUT ANY ADDITIONAL CONSIDERATION) A CERTAIN PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF $243,081.70 ORIGINALLY ISSUED BY BORROWER (AS DEFINED BELOW) TO LENDER (AS DEFINED BELOW) AS OF NOVEMBER 25, 2014, BUT WHICH NOTE WAS SUBSEQUENTLY EXCHANGED FOR A NEW PROMISSORY NOTE ON JANUARY 13, 2015.  HOWEVER, FOR ALL PURPOSES, THIS NOTE SHALL BE DEEMED TO HAVE AN EFFECTIVE DATE OF NOVEMBER 25, 2014.

THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, THE "SUBORDINATION AGREEMENT"), DATED AS OF THE DATE HEREOF, BY AND AMONG LENDER, BORROWER, AND GROWTH IV, L.P., A DELAWARE LIMITED PARTNERSHIP, AND EACH HOLDER AND TRANSFEREE OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SECURED CONVERTIBLE PROMISSORY NOTE
"Original Issue Date": November 25, 2014                                                                              U.S. $263,081.70
Exchange Date: February 18, 2016

FOR VALUE RECEIVED, ActiveCare, Inc., a Delaware corporation ("Borrower"), promises to pay to Tonaquint, Inc., a Utah corporation, or its successors or assigns ("Lender"), $263,081.70 and any interest, fees, charges, and late fees on the date that is sixteen (16) months after the Exchange Date (the "Maturity Date") in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of eighteen percent (18%) per annum from the Exchange Date until the same is paid in full. This Secured Convertible Promissory Note (this "Note") is issued and made effective as of February 18, 2016 (the "Effective Date"). This Note is issued pursuant to that certain Exchange Agreement dated as of February 18, 2016 (the "Exchange Date"), by and between Borrower and Lender, as the same may be amended from time to time (the "Exchange Agreement"), pursuant to which Lender exchanged Bifurcated Note #1 (as defined in the Exchange Agreement) for this Note, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.
1.            Payment; Prepayment. Provided there is an Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, Borrower shall have the right to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Early payments of less than all of the Outstanding Balance will not, unless agreed to by Lender in writing, relieve Borrower of any of Borrower's obligations hereunder. If Borrower elects to prepay all or any portion of the Conversion Eligible Outstanding Balance, Borrower shall make payment to Lender of an amount in cash equal to 125% (the "Prepayment Premium") multiplied by the portion of the Conversion Eligible Outstanding Balance Borrower elects to prepay. For the avoidance of doubt, Borrower shall not be required to pay the Prepayment Premium for any portion of the Outstanding Balance it elects to prepay that is not part of the Conversion Eligible Outstanding Balance.

2.            Security. This Note is secured by the following:
2.1.             A Security Agreement of even date herewith (the "Security Agreement") executed by ADP Management Corporation, a Utah corporation ("ADP"), in favor of Lender encumbering all of the assets of ADP, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.
2.2.            ADP's pledge of the certain shares of Borrower's Common Stock, $0.00001 par value per share ("Common Stock"), pursuant to that certain Stock Pledge Agreement of even date herewith (the "Pledge Agreement") executed by ADP in favor of Lender, as more specifically set forth in the Pledge Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.
2.3.            Guaranties by each of ADP and David Derrick, an individual ("Derrick"), (collectively, the "Guaranties," and together with this Note, the Security Agreement, the Pledge Agreement, the Exchange Agreement, and all other documents entered into in conjunction herewith or therewith, as amended, the "Transaction Documents").
3.            Lender Optional Conversion.
3.1.            Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Conversion (as defined below) (the "Conversion Price") shall be the Market Price.
3.2.            Conversions. Lender has the right at any time after the Exchange Date until the Outstanding Balance has been paid in full, at its election, to convert (each instance of conversion is referred to herein as a "Conversion") all or any part of the Conversion Eligible Outstanding Balance into shares ("Conversion Shares") of fully paid and non-assessable Common Stock of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the "Conversion Amount") divided by the Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a "Conversion Notice") may be effectively delivered to Borrower by any method of Lender's choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 9 below.
4.            Defaults and Remedies.
4.1.            Defaults. The following are events of default under this Note (each, an "Event of Default"): (a) Borrower (or a third party on behalf of Borrower) shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower shall fail to deliver any Conversion Shares or True-Up Shares (as defined below) in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower shall make a general assignment for the benefit of creditors; (f) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary proceeding shall be commenced or filed against Borrower; (h) Borrower, ADP, or Derrick shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, other than those specifically set forth in this Section 4.1 and Section 6 of the Exchange Agreement; (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower, ADP, or Derrick, to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; (j) the occurrence of a Fundamental Transaction without Lender's prior written consent; (k) Borrower shall fail to maintain the Share Reserve as required under Section 13 below; (l) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; (m) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (n) Borrower shall fail to be DWAC Eligible; or (o) Borrower shall fail to observe or perform any covenant set forth in Section 6 of the Exchange Agreement. Notwithstanding anything herein to the contrary, the occurrence of an event described in Section 4(a) above shall not be considered an Event of Default if at the time of such occurrence the Subordination Agreement is still in effect.

4.2.            Remedies. At any time and from time to time after Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (d), (e), (f), (g) or (h) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law ("Default Interest"). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver Conversion Shares upon Conversion (as defined below) of the Note as required pursuant to the terms hereof.
4.3.            Cross Default. A breach or default by Borrower, ADP, or Derrick of any covenant or other term or condition contained in any Other Agreements shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note.
5.            Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6.            Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.
7.            Rights Upon Issuance of Securities.
7.1.            Subsequent Equity Sales. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell, issue or grant any Common Stock, option to purchase Common Stock, right to reprice, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities to Lender or any third party which are convertible into or exercisable for shares of Common Stock (collectively, the "Equity Securities"), including without limitation any Deemed Issuance, at an effective price per share less than the then effective Conversion Price (as defined below) (such issuance is referred to herein as a "Dilutive Issuance"), then, the Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share. If the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on the date of such Dilutive Issuance, and the then effective Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Equity Securities are issued. Borrower shall notify Lender, in writing, no later than the Trading Day following the issuance of any Equity Securities subject to this Section 7.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 7.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any Conversion Notice. The foregoing restrictions shall not apply to Exempt Issuances.  "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of Borrower pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose in effect as of the date of this Note, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of Borrower, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of Borrower and shall provide to Borrower additional benefits in addition to the investment of funds, but shall not include a transaction in which Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) issuance of securities in regards to the Partners for Growth IV, L.P. financing (the "PFG Financing") including an equity or subordinated debt raise required by the PFG Financing for $850,000.00.

7.2.            Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.
7.3.            Other Events. In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 7.3 will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower's board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.
8.            Borrower Installments. Beginning on May 15, 2016 and on the same day of each month thereafter until the Maturity Date (each, an "Installment Date"), Borrower shall pay to Lender the applicable Installment Amount due on such Installment Date. Payment of each Installment Amount shall be made in cash. Notwithstanding the foregoing, in the event Borrower is unable to pay any applicable Installment Amount in cash (whether as result of restrictions in the Subordination Agreement or otherwise), it shall take such actions and make such arrangements with a third party as are necessary to cause a third party to pay the applicable Installment Amount in cash to Lender on or before the applicable Installment Date.
9.            Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice (the "Delivery Date"), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 9. In conjunction therewith, Borrower will also deliver to Lender a written opinion from its counsel or its transfer agent's counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

10.            Conversion Delays. If Borrower fails to deliver Conversion Shares or True-Up Shares in accordance with the timeframes stated in Sections 9 or 11, as applicable, Lender, at any time prior to selling all of those Conversion Shares or True-Up Shares, as applicable, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares or True-Up Shares, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Original Issue Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares or True-Up Shares are not delivered by the fourth Trading Day (inclusive of the day of the Conversion or the True-Up Date, as applicable), a late fee equal to the greater of (a) $500.00 and (b) 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the third Trading Day (inclusive of the day of the Conversion) until Conversion Share or True-Up Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the "Conversion Delay Late Fees"). For illustration purposes only, if Lender delivers a Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Conversion Shares to Lender and on the Delivery Date such Conversion Shares have a Conversion Share Value of $20,000.00 (assuming a Closing Trade Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of the Note until such Conversion Shares are delivered to Lender. For purposes of this example, if the Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Conversion Share Value).
11.            True-Up. On the date that is twenty (20) Trading Days (a "True-Up Date") from each date that the Conversion Shares delivered by Borrower to Lender become Free Trading, there shall be a true-up where Borrower shall deliver to Lender additional Conversion Shares ("True-Up Shares") if the Conversion Price as of the True-Up Date is less than the Conversion Price used in the applicable Conversion Notice. In such event, Borrower shall deliver to Lender within three (3) Trading Days of the True-Up Date (the "True-Up Share Delivery Date") a number of True-Up Shares equal to the difference between the number of Conversion Shares that would have been delivered to Lender on the True-Up Date based on the Conversion Price as of the True-Up Date and the number of Conversion Shares originally delivered to Lender pursuant to the applicable Conversion Notice. For the avoidance of doubt, if the Conversion Price as of the True-Up Date is higher than the Conversion Price set forth in the applicable Conversion Notice, then Borrower shall have no obligation to deliver True-Up Shares to Lender, nor shall Lender have any obligation to return any excess Conversion Shares to Borrower under any circumstance. For the convenience of Borrower only, Lender may, in its sole discretion, deliver to Borrower a notice (pursuant to a form of notice substantially in the form attached hereto as Exhibit B) informing Borrower of the number of True-Up Shares it is obligated to deliver to Lender as of any given True-Up Date, provided that if Lender does not deliver any such notice, Borrower shall not be relieved of its obligation to deliver True-Up Shares pursuant to this Section 11. Notwithstanding the foregoing, if Borrower fails to deliver any required True-Up Shares on or before any applicable True-Up Share Delivery Date, then in such event the Outstanding Balance of this Note will automatically increase by a sum equal to the number of True-Up Shares deliverable as of the applicable True-Up Date multiplied by the Market Price for the Common Stock as of the applicable True-Up Date (under Lender's and Borrower's expectations that any such increase will tack back to the Original Issue Date for purposes of determining the holding period under Rule 144).

12.            Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "Maximum Percentage"), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the Securities Exchange Act of 1934 (as amended, the "1934 Act"). The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the "Ownership Limitation Shares". Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares.
13.            Reservation of Shares. At all times during which this Note is convertible, Borrower will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note at least three (3) times the number of shares of Common Stock obtained by dividing the Outstanding Balance by the Conversion Price (the "Share Reserve"), but in any event not less than 10,000,000 shares of Common Stock shall be reserved at all times for such purpose (the "Transfer Agent Reserve"). Borrower further agrees that it will cause its transfer agent (the "Transfer Agent") to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 500,000 shares as and when requested by Lender in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that this Note has been paid in full, Borrower shall require the Transfer Agent to reserve for the purpose of issuance of Conversion Shares hereunder, a number of shares of Common Stock equal to the Transfer Agent Reserve. Borrower shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Lender and to issue such shares to Lender promptly upon Lender's delivery of a Conversion Notice hereunder. Finally, Borrower shall require the Transfer Agent to issue shares of Common Stock pursuant to this Note to Lender out of its authorized and unissued shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve. The Transfer Agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no other authorized shares available for issuance and then only with Lender's written consent.
14.            Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys' fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

15.            Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower's counsel.
16.            Arbitration of Claims. Borrower and Lender shall submit all Claims (as defined in Exhibit C) arising under this Note or any other Transaction Document or any other agreement between Borrower and Lender and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit C attached hereto (the "Arbitration Provisions"). Borrower and Lender hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on Borrower and Lender and are severable from all other provisions of this Note. By executing this Note, Borrower represents, warrants and covenants that Borrower has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Borrower will not take a position contrary to the foregoing representations. Borrower acknowledges and agrees that Lender may rely upon the foregoing representations and covenants of Borrower regarding the Arbitration Provisions.
17.            Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of Borrower and Lender or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying Borrower's and Lender's obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Borrower covenants and agrees to name Lender as a party in interest in, and provide written notice to Lender in accordance with Section 22 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Note) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, and further agrees to name Lender as a party to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Section 17 are material terms to induce Lender to enter into the Transaction Documents and that but for Borrower's agreements set forth in this Section 17 Lender would not have entered into the Transaction Documents.
18.            Cancellation. After repayment or conversion of the entire Outstanding Balance (including without limitation delivery of True-Up Shares pursuant to all Conversion Notices submitted to Lender, if applicable), this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.
19.            Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.
20.            Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.
21.            Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

22.            Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Exchange Agreement titled "Notices."
23.            Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender's and Borrower's expectations that any such liquidated damages will tack back to the Original Issue Date for purposes of determining the holding period under Rule 144).
24.            Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY'S RIGHT TO DEMAND TRIAL BY JURY.
25.            Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower's choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.
26.            Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.
 [Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.
BORROWER:
ActiveCare, Inc.

By:
Name:
Title:

ACKNOWLEDGED, ACCEPTED AND AGREED:
LENDER:
Tonaquint, Inc.

By:
John M. Fife, President

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:
A1.            "Approved Stock Plan" means any stock option plan which has been approved by the board of directors of Borrower and is in effect as of the Exchange Date, pursuant to which Borrower's securities may be issued to any employee, officer or director for services provided to Borrower.
A2.            "Bloomberg" means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).
A3.            "Closing Bid Price" and "Closing Trade Price" means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the Arbitration Provisions. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
A4.            "Conversion Eligible Outstanding Balance" means (i) the sum of all Installment Amounts that have not been paid to Lender in cash on or before the applicable Installment Date, less (ii) all prior Conversion Amounts previously converted by Lender pursuant to Section 3 hereof and for which Lender has received the applicable Conversion Shares. For illustration purposes only, if Borrower pays (or causes a third party to make on its behalf) the Installment Amounts payable to Lender on each of May 15, 2016 and June 15, 2016 then the Conversion Eligible Outstanding Balance as of July 1, 2016 would be equal to $0.00. However, if Borrower fails to pay the Installment Amount payable to Lender on May 15, 2016, then in such event the Conversion Eligible Outstanding Balance would be equal to $25,000.00 as of such date. If, on June 1, 2016, Lender converts $15,000.00 of the Conversion Eligible Outstanding Balance and receives the Conversion Shares applicable to such Conversion on June 4, 2016, then in such event the Conversion Eligible Outstanding Balance would be reduced to $10,000.00 as of June 4, 2016.
A5.            "Conversion Factor" means 75%, subject to the following adjustments. If at any time after the Effective Date, Borrower is not DWAC Eligible, then the then-current Conversion Factor will automatically be reduced by 5% for all future Conversions. If at any time after the Effective Date, the Conversion Shares are not DTC Eligible, then the then-current Conversion Factor will automatically be reduced by an additional 5% for all future Conversions. Finally, in addition to the Default Effect, if any Major Default occurs after the Effective Date, the Conversion Factor shall automatically be reduced for all future Conversions by an additional 5% for each of the first three (3) Major Defaults that occur after the Effective Date (for the avoidance of doubt, each occurrence of any Major Default shall be deemed to be a separate occurrence for purposes of the foregoing reductions in Conversion Factor, even if the same Major Default occurs three (3) separate times). For example, the first time Borrower is not DWAC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 75% to 70% for purposes of this example. Following such event, the first time the Conversion Shares are no longer DTC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 70% to 65% for purposes of this example. If, thereafter, there are three (3) separate occurrences of a Major Default pursuant to Section 4.1(b), then for purposes of this example the Conversion Factor would be reduced by 5% for the first such occurrence, and so on for each of the second and third occurrences of such Major Default.
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A6.            "Conversion Share Value" means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Conversion.
A7.            "Deemed Issuance" means an issuance of Common Stock that shall be deemed to have occurred on the latest possible permitted date pursuant to the terms hereof in the event Borrower fails to deliver Conversion Shares as and when required pursuant to Section 9 of the Note.
A8.            "Default Effect" means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (a) 15% for each occurrence of any Major Default, or (b) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 4.1(b) hereof.
A9.            "DTC" means the Depository Trust Company or any successor thereto.
A10.            "DTC Eligible" means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender's brokerage firm for the benefit of Lender.
A11.            "DTC/FAST Program" means the DTC's Fast Automated Securities Transfer program.
A12.            "DWAC" means the DTC's Deposit/Withdrawal at Custodian system.
A13.            "DWAC Eligible" means that (a) Borrower's Common Stock is eligible at the DTC for full services pursuant to DTC's operational arrangements, including without limitation transfer through DTC's DWAC system, (b) Borrower has been approved (without revocation) by the DTC's underwriting department, (c) Borrower's transfer agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC; (e) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (f) Borrower's transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.
A14.            "Excluded Securities" means any shares of Common Stock or options to purchase Common Stock issued or issuable in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the Exchange Date.
A15.            "Free Trading" means that (a) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Lender's brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender's brokerage firm and have been deposited into such clearing firm's account for the benefit of Lender.
A16.             "Fundamental Transaction" means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower's Common Stock, or (b) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.
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A17.            "Installment Amount" means $25,000.00, provided that the Installment Amount payable on the Maturity Date shall be equal to the then-current Outstanding Balance of this Note.
A18.            "Major Default" means any Event of Default occurring under Sections 4.1(a) (payments), 4.1(k) (Share Reserve), or 4.1(o) (breach of certain covenants) of this Note.
A19.            "Mandatory Default Amount" means the greater of (a) the Outstanding Balance divided by the Conversion Price on the date the Mandatory Default Amount is demanded, multiplied by the VWAP on the date the Mandatory Default Amount is demanded, or (b) the Outstanding Balance following the application of the Default Effect.
A20.            "Market Price" means the Conversion Factor multiplied by the average of the three (3) lowest Closing Bid Prices in the ten (10) Trading Days immediately preceding the applicable Conversion.
A21.            "Minor Default" means any Event of Default that is not a Major Default.
A22.            "Other Agreements" means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate, including without limitation ADP and Derrick), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower's ongoing business operations.
A23.            "Outstanding Balance" means as of any date of determination, the initial principal amount of this Note, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus accrued but unpaid interest, collection and enforcements costs (including attorneys' fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.
A24.            "Trading Day" means any day on which the New York Stock Exchange is open for trading.
A25.            "VWAP" means the volume weighted average price of the Common stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.
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EXHIBIT A
Tonaquint, Inc.
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Date: _____________
ActiveCare, Inc.
1365 West Business Park Drive
Orem, Utah 84058

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to ActiveCare, Inc., a Delaware corporation (the "Borrower"), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on February 18, 2016 (the "Note"), that Lender elects to convert the portion of the Conversion Eligible Outstanding Balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.
A.	Date of Conversion:	____________
B.	Conversion #:	____________
C.	Conversion Amount:	____________
D.	Conversion Price: _______________
E.	Conversion Shares: _______________ (C divided by D)
F.	Remaining Conversion Eligible Outstanding Balance of Note: ____________*
* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents, the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:
Broker:                                                                                                Address:
DTC#:
Account #:
Account Name:

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:
_____________________________________
_____________________________________
_____________________________________
Sincerely,
Lender:
Tonaquint, Inc.

By:
John M. Fife, President
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EXHIBIT B

Tonaquint, Inc.
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

ActiveCare, Inc.Date: __________________
1365 West Business Park Drive
Orem, Utah 84058
TRUE-UP NOTICE
The above-captioned Lender hereby gives notice to ActiveCare, Inc., a Delaware corporation (the "Borrower"), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on February 18, 2016 (the "Note"), of True-Up Conversion Shares related to a Conversion dated _____________, 201_ (the "Conversion Date"). In the event of a conflict between this True-Up Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of True-Up Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.
TRUE-UP CONVERSION SHARES AND CERTIFICATIONS
AS OF THE TRUE-UP DATE

TRUE-UP CONVERSION SHARES
A.	Conversion Date: ____________, 201_
B.	True-Up Date: ____________, 201_
C.	Conversion Amount: _____________
D.	True-Up Conversion Price: _______________ (Market Price as of True-Up Date)
E.	True-Up Conversion Shares: _______________ (C divided by D)
F.	Conversion Shares Delivered: ________________
G.	True-Up Conversion Shares to be Delivered: ________________ (only applicable if E minus F is greater than zero)
Sincerely,

Lender:

Tonaquint, Inc.

By: Fife Trading, Inc., Manager

By:
John M. Fife, President

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ARBITRATION PROVISIONS

1.    Dispute Resolution. For purposes of this Exhibit C, the term "Claims" means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Note (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The term "Claims" specifically excludes a dispute over Calculations. The parties to the Transaction Documents (the "parties") hereby agree that the arbitration provisions set forth in this Exhibit C ("Arbitration Provisions") are binding on each of them. As a result, any attempt to rescind any Transaction Document (or these Arbitration Provisions) or declare any Transaction Document (or these Arbitration Provisions) invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Transaction Documents. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Note.
2.    Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration ("Arbitration") to be conducted exclusively in Salt Lake County or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the "Appeal Right"), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the "Arbitration Award") shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys' fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note ("Default Interest") (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.
3.    The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the "Arbitration Act"). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.
4.    Arbitration Proceedings. Arbitration between the parties will be subject to the following:
4.1        Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party ("Arbitration Notice") in the same manner that notice is permitted under the Note; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under the Note (the "Service Date"). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to the Note or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.
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4.2        Selection and Payment of Arbitrator.
(a) Within ten (10) calendar days after the Service Date, Lender shall select and submit to Borrower the names of three (3) arbitrators that are designated as "neutrals" or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the "Proposed Arbitrators"). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a "neutral" with Utah ADR Services. Within five (5) calendar days after Lender has submitted to Borrower the names of the Proposed Arbitrators, Borrower must select, by written notice to Lender, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Borrower fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Lender may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Borrower.
(b) If Lender fails to submit to Borrower the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Borrower may at any time prior to Lender so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as "neutrals" or qualified arbitrators by Utah ADR Service by written notice to Lender. Lender may then, within five (5) calendar days after Borrower has submitted notice of its Proposed Arbitrators to Lender, select, by written notice to Borrower, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Lender fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Borrower, then Borrower may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Lender.
(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.
(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the "Arbitration Commencement Date".  If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration.  If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.
(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.
4.3        Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties' intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.
4.4        Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.
4.5        Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah ("Litigation Proceedings"), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.
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4.6        Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:
(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:
(i)        To facts directly connected with the transactions contemplated by the Transaction Documents.
(ii)        To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.
(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys' fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys' fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys' fees.  The party taking the deposition must pay the party defending the deposition the estimated attorneys' fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys' fees are unreasonable, such party may submit the issue to the arbitrator for a decision.  All depositions will be taken in Utah.
(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys' fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys' fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys' fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys' fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator's finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys' fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys' fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator's finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys' fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.
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(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.
(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert's name and qualifications, including a list of all the expert's publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert's report and testimony. The parties are entitled to depose any other party's expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party's case-in-chief concerning any matter not fairly disclosed in the expert report.
4.6        Dispositive Motions.  Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a "Dispositive Motion"). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the "Memorandum in Support") of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the "Memorandum in Opposition"). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition ("Reply Memorandum"). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.
4.7        Confidentiality. All information disclosed by either party (or such party's agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party's agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.
4.8        Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties' intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.
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4.9        Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.
4.10        Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys' fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.
5.    Arbitration Appeal.
5.1        Initiation of Appeal.  Following the entry of the Arbitration Award, either party (the "Appellant") shall have a period of thirty (30) calendar days in which to notify the other party (the "Appellee"), in writing, that the Appellant elects to appeal (the "Appeal") the Arbitration Award (such notice, an "Appeal Notice") to a panel of arbitrators as provided in Paragraph 5.2 below.  The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the "Appeal Date". The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice.  In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing.  In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned.  In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award.  If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final.  The parties acknowledge and agree that any Appeal shall be deemed part of the parties' agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.
5.2        Selection and Payment of Appeal Panel.  In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the "Appeal Panel").
(a)        Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as "neutrals" or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the "Proposed Appeal Arbitrators"). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a "neutral" with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the "Original Arbitrator"). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.
(b)        If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as "neutrals" or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee.  The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant's list of five (5) arbitrators by providing written notice of such selection to the Appellee.
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(c)        If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.
(d)        The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the "Appeal Commencement Date".  No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel.  If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel.  If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.
(d)        Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.
5.3        Appeal Procedure.  The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice.  Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below).  Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator's findings or the Arbitration Award.
5.4        Timing.
 (a)        Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant's arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant's delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee's delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final.  If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.
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(b)        Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).
5.5        Appeal Panel Award.  The Appeal Panel shall issue its decision (the "Appeal Panel Award") through the lead arbitrator on the Appeal Panel.  Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards).  Any costs or fees, including without limitation attorneys' fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.
5.6        Relief.  The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.
5.7        Fees and Costs.  As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel,  which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys' fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).
6.    Miscellaneous.
6.1        Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.
6.2        Governing Law.  These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.
6.3        Interpretation.  The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.
6.4        Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.
6.5        Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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